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                                                                    EXHIBIT 10.1

                               FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT


         THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") dated as of March 17, 1997 by and between Coho Energy, Inc., a Texas corporation (the "Company"), and Anne Marie O'Gorman (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, the Company and the Executive entered into an Employment Agreement dated as of August 19, 1996 (the "Agreement"); and

         WHEREAS, the Company and Executive hereby desire to amend the Agreement as set forth in this First Amendment;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby stipulate and agree as follows:

         1. Section 7(c) of the Agreement is hereby amended to read as follows in its entirety:

                 "(c)     Termination by Company Without Cause or by the
         Executive with Good Reason. If either the Company terminates the Executive's employment without Cause or the Executive terminates her employment for Good Reason (as hereinafter defined), the Company shall:

                 (i) pay to the Executive, within 30 days after the date of such termination, a lump sum cash payment equal to two times the Executive's then current annual rate of total compensation;

                 (ii) pay the Executive any accrued but unpaid compensation as of the date of the termination of employment; and

                 (iii) continue until the first anniversary of the termination of the Executive's employment, or such longer period as any plan, program or policy or ERISA or other laws may provide, benefits to the Executive as set forth in Section 7(f) below.

         As used in this Agreement, "Good Reason" shall mean: (A) the failure by the Company to elect or re-elect or to appoint or re-appoint the Executive to the office of Senior Vice President of the Company without Cause; (B) a material change by the Company of the Executive's function, duties or responsibilities that would cause the Executive's position with the Company to become of less dignity, responsibility, importance or scope from the position and attributes thereof described in Section 2 above; (C) the Company requires the Executive to re-locate her primary office to a location that is greater than 50 miles from the location of the Company as of the date hereof, or (D) any other material breach of this Agreement by the Company."

         2.      The beginning of the first sentence, through subclause (i), of
Section 7(d) of the Agreement is hereby amended to read as follows in its entirety:

                 "(d)     Termination Following a Change of Control.  If,
         within three years of a Change of Control, either the Company terminates the Executive's employment without Cause or the
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         Executive terminates her employment for Good Reason, then, in addition to any amounts to which the Executive may otherwise be entitled hereunder, the Company shall:

                          (i) pay to the Executive, within 30 days after the date of such termination, a lump sum cash payment equal to an additional .99 times the Executive's then current annual rate of total compensation;"

         3.      Section 7(g) of the Agreement shall be deleted and a new
Section 8 shall be added to read as follows in its entirety:

         "8.     CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY.

         (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company or any of its affiliates (as that term is defined in the regulations promulgated under the Securities Exchange Act of 1934, as amended) under this Agreement to or for the benefit of Executive (any such payments or distributions being individually referred to herein as a "Payment," and any two or more of such payments or distributions being referred to herein as "Payments"), would be subject to the excise tax imposed by Section 4999 of the Code (such excise tax, together with any interest thereon, any penalties, additions to tax, or additional amounts with respect to such excise tax, and any interest in respect of such penalties, additions to tax or additional amounts, being collectively referred herein to as the "Excise Tax"), then Executive shall be entitled to receive an additional payment or payments (individually referred to herein as a "Gross-Up Payment" and any two or more of such additional payments being referred to herein as "Gross-Up Payments") in an amount such that after payment by Executive of all taxes (as defined in Section 8(k)) imposed upon the Gross-Up Payment, Executive retains an amount of such Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                 The Gross-Up Payments required by this Section 8(a) are limited to the Excise Tax due on Payments under this Agreement; provided that when calculating the amount of Payments under this Agreement which are subject to an excise tax under Sections 4999 and 280G of the Code, the base amount described in Section 280G(b)(3) of the Code shall be allocated (i) first to all payments and distributions by the Company to the Executive subject to such excise tax other than Payments under this Agreement, and (ii) then, to the extent any of such base amount is unallocated, to Payments under this Agreement.

         (b) Subject to the provisions of Section 8(c) through (i), any determination (individually, a "Determination") required to be made under this
Section 8(b), including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall initially be made, at the Company's expense, by nationally recognized tax counsel mutually acceptable to the Company and Executive ("Tax Counsel"). Tax Counsel shall provide detailed supporting legal authorities, calculations, and documentation both to the Company and Executive within 15 business days of the termination of Executive's employment, if applicable, or such other time or times as is reasonably requested by the Company or Executive. If Tax Counsel makes the initial Determination that no Excise Tax is payable by Executive with respect to a Payment or Payments, it shall furnish Executive with an opinion reasonably acceptable to Executive that no Excise Tax will be imposed with respect to any such Payment or Payments. Executive shall have the right to dispute any Determination (a "Dispute") within 15 business days after delivery of Tax Counsel's opinion with respect to such Determination. The Gross-Up Payment, if any, as determined pursuant to such Determination shall, at the Company's expense, be paid by the Company to Executive within five business days of Executive's receipt of such Determination. The existence of a Dispute shall not in any way affect Executive's right to receive the Gross-Up Payment in accordance with such Determination. If





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there is no Dispute, such Determination shall be binding, final and conclusive upon the Company and Executive, subject in all respects, however, to the provisions of Section 8(c) through (i) below. As a result of the uncertainty in the application of Sections 4999 and 280G of the Code, it is possible that Gross-Up Payments (or portions thereof) which will not have been made by the Company should have been made ("Underpayment"), and if upon any reasonable written request from Executive or the Company to Tax Counsel, or upon Tax Counsel's own initiative, Tax Counsel, at the Company's expense, thereafter determines that Executive is required to make a payment of any Excise Tax or any additional Excise Tax, as the case may be, Tax Counsel shall, at the Company's expense, determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to Executive.

         (c) The Company shall defend, hold harmless, and indemnify Executive on a fully grossed-up after tax basis from and against any and all claims, losses, liabilities, obligations, damages, impositions, assessments, demands, judgements, settlements, costs and expenses (including reasonable attorneys', accountants', and experts' fees and expenses) with respect to any tax liability of Executive resulting from any Final Determination (as defined in Section 8(j)) that any Payment is subject to the Excise Tax.

         (d) If a party hereto receives any written or oral communication with respect to any question, adjustment, assessment or pending or threatened audit, examination, investigation or administrative, court or other proceeding which, if pursued successfully, could result in or give rise to a claim by Executive against the Company under this Section 8 ("Claim"), including, but not limited to, a claim for indemnification of Executive by the Company under
Section 8(c), then such party shall promptly notify the other party hereto in writing of such Claim ("Tax Claim Notice").

         (e) If a Claim is asserted against Executive ("Executive Claim"), Executive shall take or cause to be taken such action in connection with contesting such Executive Claim as the Company shall reasonably request in writing from time to time, including the retention of counsel and experts as are reasonably designated by the Company (it being understood and agreed by the parties hereto that the terms of any such retention shall expressly provide that the Company shall be solely responsible for the payment of any and all fees and disbursements of such counsel and any experts) and the execution of powers of attorney, provided that:

                 (i) within 30 calendar days after the Company receives or delivers, as the case may be, the Tax Claim Notice relating to such Executive Claim (or such earlier date that any payment of the taxes claimed is due from Executive, but in no event sooner than five calendar days after the Company receives or delivers such Tax Claim Notice), the Company shall have notified Executive in writing ("Election Notice") that the Company does not dispute its obligations (including, but not limited to, its indemnity obligations) under this Agreement and that the Company elects to contest, and to control the defense or prosecution of, such Executive Claim at the Company's sole risk and sole cost and expense; and

                 (ii) the Company shall have advanced to Executive on an interest-free basis, the total amount of the tax claimed in order for Executive, at the Company's request, to pay or cause to be paid the tax claimed, file a claim for refund of such tax and, subject to the provisions of the last sentence of Section 8(g), sue for a refund of such tax if such claim for refund is disallowed by the appropriate taxing authority (it being understood and agreed by the parties hereto that the Company shall only be entitled to sue for a refund and the Company shall not be entitled to initiate any proceeding in, for example, United States





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         Tax Court) and shall indemnify and hold Executive harmless, on a fully grossed-up after tax basis, from any tax imposed with respect to such advance or with respect to any imputed income with respect to such advance; and

                 (iii) the Company shall reimburse Executive for any and all costs and expenses resulting from any such request by the Company and shall indemnify and hold Executive harmless, on fully grossed-up after-tax basis, from any tax imposed as a result of such reimbursement.

         (f) Subject to the provisions of Section 8(e) hereof, the Company shall have the right to defend or prosecute, at the sole cost, expense and risk of the Company, such Executive Claim by all appropriate proceedings, which proceedings shall be defended or prosecuted diligently by the Company to a Final Determination; provided, however, that (i) the Company shall not, without Executive's prior written consent, enter into any compromise or settlement of such Executive Claim that would adversely affect Executive, (ii) any request from the Company to Executive regarding any extension of the statute of limitations relating to assessment, payment, or collection of taxes for the taxable year of Executive with respect to which the contested issues involved in, and amount of, the Executive Claim relate is limited solely to such contested issues and amount, and (iii) the Company's control of any contest or proceeding shall be limited to issues with respect to the Executive Claim and Executive shall be entitled to settle or contest, in his sole and absolute discretion, any other issue raised by the Internal Revenue Service or any other taxing authority. So long as the Company is diligently defending or prosecuting such Executive Claim, Executive shall provide or cause to be provided to the Company any information reasonably requested by the Company that relates to such Executive Claim, and shall otherwise cooperate with the Company and its representatives in good faith in order to contest effectively such Executive Claim. The Company shall keep Executive informed of all developments and events relating to any such Executive Claim (including, without limitation, providing to Executive copies of all written materials pertaining to any such Executive Claim), and Executive or his authorized representatives shall be entitled, at Executive's expense, to participate in all conferences, meetings and proceedings relating to any such Executive Claim.

         (g) If, after actual receipt by Executive of an amount of a tax claimed (pursuant to an Executive Claim) that has been advanced by the Company pursuant to Section 8(e)(ii) hereof, the extent of the liability of the Company hereunder with respect to such tax claimed has been established by a Final Determination, Executive shall promptly pay or cause to be paid to the Company any refund actually received by, or actually credited to, Executive with respect to such tax (together with any interest paid or credited thereon by the taxing authority and any recovery of legal fees from such taxing authority related thereto), except to the extent that any amounts are then due and payable by the Company to Executive, whether under the provisions of this Agreement or otherwise. If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 8(e)(ii), a determination is made by the Internal Revenue Service or other appropriate taxing authority that Executive shall not be entitled to any refund with respect to such tax claimed and the Company does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of any Gross-Up Payments and other payments required to be paid hereunder.

         (h) With respect to any Executive Claim, if the Company fails to deliver an Election Notice to Executive within the period provided in Section 8(e)(i) hereof or, after delivery of such Election Notice, the Company fails to comply with the provisions of Section 8(e)(ii) and (iii) and (f) hereof, then Executive shall at any time thereafter have the right (but not the obligation), at his election and in his sole and absolute discretion, to defend or prosecute, at the sole cost, expense and risk of the Company, such





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Executive Claim.  Executive shall have full control of such defense or prosecution and such proceedings, including any settlement or compromise thereof. If requested by Executive, the Company shall cooperate, and shall cause its Affiliates to cooperate, in good faith with Executive and his authorized representatives in order to contest effectively such Executive Claim. The Company may attend, but not participate in or control, any defense, prosecution, settlement or compromise of any Executive Claim controlled by Executive pursuant to this Section 8(h) and shall bear its own costs and expenses with respect thereto. In the case of any Executive Claim that is defended or prosecuted by Executive, Executive shall, from time to time, be entitled to current payment, on a fully grossed-up after tax basis, from the Company with respect to costs and expenses incurred by Executive in connection with such defense or prosecution.

         (i) In the case of any Executive Claim that is defended or prosecuted to a Final Determination pursuant to the terms of this Section 8(i), the Company shall pay, on a fully grossed-up after tax basis, to Executive in immediately available funds the full amount of any taxes arising or resulting from or incurred in connection with such Executive Claim that have not theretofore been paid by the Company to Executive, together with the costs and expenses, on a fully grossed-up after tax basis, incurred in connection therewith that have not theretofore been paid by the Company to Executive, within ten calendar days after such Final Determination. In the case of any Executive Claim not covered by the preceding sentence, the Company shall pay, on a fully grossed-up after tax basis, to Executive in immediately available funds the full amount of any taxes arising or resulting from or incurred in connection with such Executive Claim at least ten calendar days before the date payment of such taxes is due from Executive, except where payment of such taxes is sooner required under the provisions of this Section 8(i), in which case payment of such taxes (and payment, on a fully grossed-up after tax basis, of any costs and expenses required to be paid under this Section 8(i)) shall be made within the time and in the manner otherwise provided in this Section 8(i).

         (j) For purposes of this Agreement, the term "Final Determination" shall mean (A) a decision, judgment, decree or other order by a court or other tribunal with appropriate jurisdiction, which has become final and non-appealable; (B) a final and binding settlement or compromise with an administrative agency with appropriate jurisdiction, including, but not limited to, a closing agreement under Section 7121 of the Code; (C) any disallowance of a claim for refund or credit in respect to an overpayment of tax unless a suit is filed on a timely basis; or (D) any final disposition by reason of the expiration of all applicable statutes of limitations.

         (k) For purposes of this Agreement, the terms "tax" and "taxes" mean any and all taxes of any kind whatsoever (including, but not limited to, any and all Excise Taxes, income taxes, and employment taxes), together with any interest thereon, any penalties, additions to tax, or additional amounts with respect to such taxes and any interest in respect of such penalties, additions to tax, or additional amounts."

         4.      Sections 8, 9, 10, 11, 12, 13, 14, 15 and 16 of the Agreement,
as they existed prior to this Amendment, shall be renumbered as Sections 9, 10, 11, 12, 13, 14, 15, 16 and 17, respectively, and all references thereto within the Agreement shall automatically be amended to refer to such Section as so renumbered.

         5. Except as expressly amended hereby, the Company and Executive ratify and confirm all terms and conditions of the Agreement as continuing in full force and effect.





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         IN WITNESS WHEREOF, the parties hereto have duly executed this First
Amendment as of the date first above written.

                                        COHO ENERGY, INC.



                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        ----------------------------------------
                                                  ANNE MARIE O'GORMAN





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